EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2018-BNK15 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report on Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, National Cooperative Bank, N.A., as NCB Master Servicer, LNR Partners, LLC, as Special Servicer, LNR Partners, LLC, as Special Servicer of the Best Western Spring TX Mortgage Loan, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Aventura Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Aventura Mall Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Aventura Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Millennium Partners Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Millennium Partners Portfolio Mortgage Loan on and after March 1, 2025, Green Loan Services LLC, as Special Servicer for the Millennium Partners Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Millennium Partners Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Millennium Partners Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Millennium Partners Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Millennium Partners Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Plaza Frontenac Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Plaza Frontenac Mortgage Loan on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer for the Plaza Frontenac Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Plaza Frontenac Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Plaza Frontenac Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Plaza Frontenac Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Plaza Frontenac Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Starwood Hotel Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Starwood Hotel Portfolio Mortgage Loan on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer for the Starwood Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Starwood Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Starwood Hotel Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Starwood Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Starwood Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers - Buildings E, F, G Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers - Buildings E, F, G Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Moffett Towers - Buildings E, F, G Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 2020 Fifth Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 2020 Fifth Avenue Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 2020 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 2020 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 2020 Fifth Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 2020 Fifth Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 2020 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 2020 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Carriage Place Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Carriage Place Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Carriage Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Carriage Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Carriage Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Carriage Place Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Carriage Place Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Carriage Place Mortgage Loan.

Dated: March 16, 2026

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)